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                                                                   EXHIBIT 10.2

Confidential treatment requested under 5 U.S.C. Section 552(b)(4) that provides an exemption from public disclosure of confidential financial information.
* indicates omitted material that is the subject of a confidential treatment request that is filed separately with the Commission.


                               INTERNET MARKETING
                                       &
                            JOINT VENTURE AGREEMENT

THIS AGREEMENT made and entered into on this 14th day of January, 1999, by and between 1st NET Technologies, Inc., a Colorado Corporation, having offices at 11423 West Bernardo Court, San Diego, California 92127 (hereafter referred to as 1st NET) and Nicklebys.com, Inc., a Colorado Corporation, (hereafter referred to as N.C.I.) having its principal office at 1422 Delgany Street, Suite 12, Denver, CO, 80202

WITNESSETH:

      WHEREAS, 1stNET & N.C.I. are desirous of entering into this Agreement whereby 1stNET will provide Internet marketing, web site design, maintenance, hosting and public relations services for N.C.I. as an independent contractor; and

      WHEREAS, the parties hereto desire to enter into an Agreement which will define their rights and responsibilities toward each other.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

1 1stNET shall at all times act as an independent contractor in the transaction of its business and shall conduct its activities in accordance with the recognized practices of the industry. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between N.C.I. and 1stNET.

2 This Agreement shall commence on the date hereof and shall remain in full force and effect from the date of it's commencement until cancelled by the parties for any of the following reasons:

    a) If either entity that is a party to this Agreement shall be sold, merged and/or acquired by an outside group or entity whereby the existing management and/or Board of Directors are no longer in control of the affairs of the surviving Company.

    b) Dishonesty related to any act or actions by either party

    c) Violation of any rule or regulation of any regulatory agency by either party

    d) Any other neglect, act or omission detrimental to the business of affairs of either party

3 To the best of its abilities, 1st NET shall perform the services as outlined in the paragraph below:

        The focus and purpose of 1st NET's Internet Services is to create an effective presence on the Internet for its client companies. Through a structured program, designed to be all encompassing, 1st NET and its clients can accomplish this goal. There are three main areas on which we focus: 1) The dissemination and presentation of all pertinent corporate information, 2) The comprehensive marketing of the client's web site content in an effective method, and 3) The development and maintenance of a structured, user database.


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4   1stNET shall be responsible for the payment of all expenses and taxes or other liabilities, which 1stNET incurs due to the receipt of any compensation as a result of this Agreement.

5 1stNET shall be free to exercise its own judgment as to the time, place and manner of its actual marketing and public relations activities related to this Agreement. N.C.I. acknowledges that 1stNET is engaged in other business activities and that it will continue such activities during the term of this Agreement. 1stNET shall not be restricted from engaging in other business activities during the term of this Agreement.

6 Neither during the term of this Agreement nor thereafter shall 1stNET use any information acquired by them in a manner adverse to the interests of N.C.I. or do any act to damage the goodwill of N.C.I. 1stNET shall supply to N.C.I., upon request, all sources of information and shall not make an untrue statements or misrepresentations, nor fail to state any material fact to N.C.I. 1stNET shall indemnify and hold N.C.I. harmless from the claim of any client or company due to any allegation of fraud or misrepresentation from any and all damages related thereto. This provision shall survive the termination of this Agreement.

7 1stNET understands and agrees that in performance of its duties hereunder they will have certain confidential and proprietary information ("information") concerning N.C.I., some of which are confidential, proprietary and may be trade secrets of N.C.I. 1stNET agrees to hold all of such information within its own organization and shall not, without the prior written consent of an authorized officer of N.C.I. utilize, communicate, or otherwise disclose said information, or any part thereof, to any third party in any manner.

8   [*]

9 Monthly fees may be increased to fulfill the requirements of N.C.I. as mutually agreed upon by both parties.

10 In the event that any claim, lawsuit or controversy arises or is brought against N.C.I. or 1stNET as a result of any action or inaction of 1stNET or N.C.I., the expenses incurred, including reasonable attorney's fees shall be borne by the losing party.

11 This Agreement shall supersede all former agreements, which may have existed between the parties hereto, whether oral or written. Neither party may assign this contract nor any payment nor benefits to which the parties may become entitled, without prior written consent.

12 This Agreement shall be deemed a California contract and governed by the laws thereof. Any provision of this Agreement prohibited by the laws of any state shall, as to such state, be ineffectual only to the extent of such prohibition and shall not invalidate the remaining provisions of this Agreement.


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13  Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

IN WITNESS HEREOF, the parties hereto have executed this document as of the date and year written below.


FOR:  NICKLEBY'S.COM


BY:  /s/ Bruce Capra                  Date:
   -----------------------------           ---------------------
    Bruce Capra, CEO
    Nicklebys.com, Inc.

FOR:  1ST NET TECHNOLOGIES, INC.


BY:  /s/ Cliff Smith                  Date:
   -----------------------------           ---------------------
   Cliff Smith, President
   1st Net Technologies, Inc.